SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2002

Triton Network Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30251	59-3434350

(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

6905 Whisperfield Drive
Plano, Texas 75024
(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 492-9020

TABLE OF CONTENTS

Item 9. Other Events.
SIGNATURE

Item 9.      Other Events.

     On June 11, 2002, a securities complaint seeking class action status was filed in the United States District Court, Middle District of Florida, Tampa Division (Case No. 8:02-CV-1041-T-27 MAP), by Delano Cox (the “Cox Complaint”), against past and present officers and directors of Triton Network Systems, Inc. (the “Company”), as well as certain investment bankers involved in the Company’s initial public offering, certain venture capital firms owning shares of the Company prior to the initial public offering and the Company’s accounting firm. The complaint is brought purportedly on behalf of all persons who purchased the Company’s common stock from July 13, 2000 through August 14, 2001. As of the date of this report, the Company is not aware of any of the defendants having been served with the complaint. The complaint alleges violations of Sections 11 and 15 of the Securities Act of 1933 and Sections 10b and 20A of the Securities and Exchange Act of 1934 (the “Exchange Act”), and Rule 10b-5 promulgated thereunder, on the grounds that the Company’s registration statement relating to its initial public offering and certain of its subsequent Exchange Act reports and press releases contained untrue statements of material facts, or omitted to state facts necessary to make the statements made therein not misleading, with regard to the Company’s revenues in fiscal 2000, the nature of its relationship with certain of its customers, and its financial statement presentation. Plaintiff seeks compensatory damages in favor of plaintiff and the other class members, as well as reasonable costs and expenses incurred in connection with this action.

     Similarly, on June 17, 2002, another securities complaint seeking class action status was filed in the United States District Court, Middle District of Florida, Tampa Division (Case No. 8:02-CV-1070-T-24 TGW), against past and present officers and directors of the Company, as well as certain investment bankers involved in the Company’s initial public offering, certain venture capital firms owning shares of the Company prior to the initial public offering and the Company’s accounting firm. The complaint is brought by Gary Streeter purportedly on behalf of all persons who purchased the Company’s common stock from July 13, 2000 through August 14, 2001. As of the date of this report, the Company is not aware of any of the defendants having been served with the complaint. The factual basis alleged to underlie the proceeding and the relief sought is similar to that alleged and contained in the Cox Complaint.

     While the Company currently has not been named as a defendant, its past and present officers and directors have indemnification agreements with the Company, pursuant to which the Company is required to reimburse those individuals for any liabilities and damages incurred by, or imposed upon, such individuals in connection with the foregoing lawsuits, including their attorneys’ fees and costs, provided that they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company. The Company intends to assist its current and former officers and directors in contesting the claims. The Company carries director and officer liability insurance (up to a maximum dollar limit) that may cover the claims against its current and former directors and officers, but the Company cannot, at the present time, be certain that any ultimate liability related to the foregoing lawsuits will be reimbursed by its insurance carriers. As a result, the Company is unable at this time to determine whether the forgoing lawsuits will have a material negative impact on its net assets or its plan of liquidation.

     As previously reported, the Company has adopted a plan of liquidation pursuant to which it intends (subject to contingencies inherent in winding up the Company’s business) to make distributions to its stockholders as promptly as practicable. The plan of liquidation requires the company to satisfy, settle or reserve for the Company’s obligations and liabilities. Recently, the

Company revised its range of anticipated stockholder distributions in a Form 8-K filed with the Securities and Exchange Commission on June 10, 2002, wherein the Company stated that, subject to the outcome of legal proceedings and any unknown contingencies, the Company believed the ultimate distribution to the stockholders to be in the range of $25.5 million to $27.0 million, or approximately $0.73 to $0.77 per share. Due in part to the preliminary nature of the forgoing legal proceedings, management currently is unable to predict the impact of these new legal proceedings on its plan of liquidation or the previously reported anticipated range of stockholder distributions, nor can management predict the precise nature, amount or timing of any distributions to its stockholders. The actual nature, amount and timing of all distributions will be determined by the Company’s Board of Directors and will depend in part upon the Company’s ability to convert any remaining non-cash assets into cash and pay and settle its remaining liabilities and obligations, including those related to the foregoing lawsuits, if any.

     Forward Looking Statements

     Statements included herein that are not historical in nature may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of such forward-looking statements include, without limitation, statements regarding the anticipated liquidation distribution to stockholders, the anticipated outcome of the Company’s class action securities lawsuits and the previously reported anticipated lawsuit to be filed against its former law firm, and the recovery, if any, of a portion or all of any litigation costs from third parties. Any such forward-looking statements reflect the judgment of management as of the date of this report and involve risks and uncertainties including, without limitation, uncertainties related to the Company’s plan of liquidation and the amount and nature of the Company’s assets and liabilities, as well as risks related to the Company’s pending and proposed litigation and those related to the Company attempt to be reimbursed for a portion of its litigation and settlement costs from third parties. The Company claims the protection of the Safe Harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

TRITON NETWORK SYSTEMS, INC.

	By:	/s/ Kenneth R. Vines

Kenneth R. Vines, Chief Executive Officer

Dated: June 20, 2002